Exhibit 32.1

The following certification shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Monolithic Power Systems, Inc., a Delaware corporation, for the period ended September 30, 2012, as filed with the Securities and Exchange Commission, each of the undersigned officers of Monolithic Power Systems, Inc. certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the accompanying report on Form 10-Q of the Company for the period ended September 30, 2012, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Monolithic Power Systems, Inc. for the periods presented therein.

Dated: November 5, 2012

/s/ MICHAEL R. HSING
Michael R. Hsing
Chief Executive Officer

Dated: November 5, 2012

/s/ MEERA RAO
Meera Rao
Chief Financial Officer

A signed original of the above certification has been provided to Monolithic Power Systems, Inc. and will be retained by Monolithic Power Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.